UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2021

CVD EQUIPMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Emmanuel Lakios Employment Agreement

On June 1, 2021, CVD Equipment Corporation (the “Company”) entered into an Employment Agreement with Emmanuel Lakios, the Company’s President and Chief Executive Officer (the “Lakios Agreement”). The term of Mr. Lakios’s employment under the Lakios Agreement commenced as of the effective date thereof and shall continue until terminated in accordance with the terms of the Lakios Agreement. Under the Lakios Agreement, Mr. Lakios will receive an initial annual base salary of $288,000, which shall be reviewed from time to time and may be increased, but not decreased, by the Compensation Committee of the Board of Directors (the “Committee”) in its sole and exclusive discretion. Mr. Lakios shall be entitled to participate in any bonus or incentive plan available to the Company’s senior executives generally, on such terms as the Committee may determine in its discretion.

In the event of the termination of the Lakios Agreement and Mr. Lakios’s employment thereunder, Mr. Lakios or his estate (in the event of his death) shall be entitled to (A) receive any unpaid base salary earned and accrued under the Lakios Agreement prior to the date of termination (and reimbursement for expenses incurred prior to the date of termination), (B) indemnification in accordance with any applicable indemnification plan, program, corporate governance document or other arrangement, and any vested rights pursuant to any insurance plan, benefit plan or retirement plan, and, except in the event of Mr. Lakios’s termination by the Company for Cause (as defined in the Lakios Agreement), (C) treatment of his stock option grants in accordance with the terms of the applicable plan and award agreement.

In the event Mr. Lakios’s employment is terminated as a result of death or disability, Mr. Lakios shall also be entitled to receive a pro rata bonus payment under the Company’s bonus Plan for the year of termination, if applicable.

In the event Mr. Lakios’s employment is terminated by the Company for Cause, Mr. Lakios’s stock option grants, whether vested or unvested, shall immediately terminate and be null and void.

In the event Mr. Lakios’s employment is terminated by the Company without Cause, or by Mr. Lakios for Good Reason (as defined in the Lakios Agreement), Mr. Lakios shall also be entitled to (A) a pro rata bonus for the year of termination, and (B) continued payment of his base salary and the Company’s portion of Mr. Lakios’s then existing medical benefits for the nine (9) month period following the date of termination.

The Lakios Agreement contains customary non-competition, non-solicitation, and confidentiality provisions in favor of the Company.

Thomas McNeill Employment Agreement

On June 1, 2021, Thomas McNeill, the Company’s Chief Financial Officer and Secretary, was promoted to serve as the Executive Vice President of the Company. Mr. McNeill will continue to serve as Chief Financial Officer and Secretary of the Company.

On June 1, 2021, the Company entered into an Employment Agreement with Mr. McNeill (the “McNeill Agreement”). The term of Mr. McNeill’s employment under the McNeill Agreement commenced as of the effective date thereof and shall continue until terminated in accordance with the terms of the McNeill Agreement. Under the McNeill Agreement, Mr. McNeill will receive an initial annual base salary of $238,000, which shall be reviewed from time to time and may be increased, but not decreased, by the Committee in its sole and exclusive discretion. Mr. McNeill shall be entitled to participate in any bonus or incentive plan available to the Company’s senior executives generally, on such terms as the Committee may determine in its discretion.

In the event of the termination of the McNeill Agreement and Mr. McNeill’s employment thereunder, Mr. McNeill or his estate (in the event of his death) shall be entitled to (A) receive any unpaid base salary earned and accrued under the McNeill Agreement prior to the date of termination (and reimbursement for expenses incurred prior to the date of termination), (B) indemnification in accordance with any applicable indemnification plan, program, corporate governance document or other arrangement, and any vested rights pursuant to any insurance plan, benefit plan or retirement plan, and, except in the event of Mr. McNeill’s termination by the Company for Cause (as defined in the McNeill Agreement), (C) treatment of his stock option grants in accordance with the terms of the applicable plan and award agreement.

In the event Mr. McNeill’s employment is terminated as a result of death or disability, Mr. McNeill shall also be entitled to receive a pro rata bonus payment under the Company’s bonus Plan for the year of termination, if applicable.

In the event Mr. McNeill’s employment is terminated by the Company for Cause, Mr. McNeill’s stock option grants, whether vested or unvested, shall immediately terminate and be null and void.

In the event Mr. McNeill’s employment is terminated by the Company without Cause, or by Mr. McNeill for Good Reason (as defined in the McNeill Agreement), Mr. McNeill shall also be entitled to (A) a pro rata bonus for the year of termination, and (B) continued payment of his base salary and the Company’s portion of Mr. McNeill’s then existing medical benefits for the nine (9) month period following the date of termination.

The McNeill Agreement contains customary non-competition, non-solicitation, and confidentiality provisions in favor of the Company.

The foregoing are summaries only of the material terms of the Lakios Agreement and the McNeill Agreement, and are qualified in its entirety by reference to the full text of the Lakios Agreement and the McNeill Agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2021, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 3, 2021

CVD EQUIPMENT CORPORATION

By:	/s/ Thomas McNeill
Name:	Thomas McNeill
Title:	Chief Financial Officer and Secretary